As filed with the Securities and Exchange Commission on September 4, 2009

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	63-1201350 (I.R.S. Employer Identification Number)
17 North 20th Street
Birmingham, Alabama 35203
(205) 327-1400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
C. Stanley Bailey
Chairman and Chief Executive Officer
Superior Bancorp
17 North 20th Street
Birmingham, Alabama 35203
(205) 327-1400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Robert E. Lee Garner Haskell Slaughter Young & Rediker, LLC 1400 Park Place Tower 2001 Park Place North Birmingham, Alabama 35203 (205) 251-1000	William H. Caughran General Counsel Superior Bancorp 17 North 20th Street Birmingham, Alabama 35203 (205) 327-1400
Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of each class of	Amount to	Proposed Maximum	Aggregate Offering	Amount of
securities to be registered	be Registered	offering price per unit	Price	Registration Fee
Warrant to Purchase Common Stock, $.001 par value per share, and underlying shares of Common Stock(1)	1,000,000 (1)	$7.53 (2)	$7,530,000	$420.17

(1)	Represents shares of the registrant’s common stock underlying the warrant issued on September 17, 2008 to the selling securityholders. The warrant is exercisable for an aggregate amount of 1,000,000 shares of common stock of the Company at an exercise price of $7.53 per share. The warrant will expire on September 15, 2013. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers such additional shares of the registrant’s common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $7.53.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2009
PROSPECTUS
SUPERIOR BANCORP
Warrant to Purchase 1,000,000 shares of common stock
1,000,000 shares of common stock
     This prospectus relates to the potential resale from time to time by selling securityholders identified in this prospectus and any accompanying prospectus and their transferees of a warrant to purchase 1,000,000 shares of our common stock, $0.001 par value per share and any shares of common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities, and individually, as the warrant and shares of common stock. We originally issued the warrant pursuant to the Agreement to Purchase Subordinated Notes, dated September 17, 2008 (the “Agreement”) pursuant to which Durden Enterprises, LLC purchased subordinated debt issued by our wholly owned principal bank subsidiary Superior Bank, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. We refer to Durden Enterprises, LLC as our initial selling securityholder. Although we will receive the exercise price of the warrant that is exercised by the initial selling securityholder, we will not receive any of the proceeds from the disposition of the shares by the initial selling securityholder, but we will incur expenses in connection with the registration of such shares.
     The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.
     Our common stock is traded on the NASDAQ Global Market under the symbol “SUPR.” On September 3, 2009, the closing price of our common stock on the NASDAQ Global Market was $2.30 per share. You are urged to obtain current market quotations of the common stock.
     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2.
          Our principal executive offices are located at 17 North 20th Street, Birmingham, Alabama 35203, and our telephone number is (205) 327-1400.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
          These securities are not deposits, savings accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is September ___, 2009.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.
     We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may also add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.
     In this prospectus, “Superior,” “we,” “our,” “ours,” and “us” refer to Superior Bancorp, and its subsidiaries, unless the context otherwise requires. References to “Superior Bank” mean Superior Bank, which is our principal bank subsidiary.
SUMMARY
          The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully including the Risks Factors and the documents that we refer to or incorporate by reference.
     Superior Bancorp is a Delaware-chartered thrift holding company headquartered in Birmingham, Alabama. We offer a broad range of banking and related services in 77 locations in Alabama and Florida through Superior Bank, our principal subsidiary. Superior Bank’s consumer finance subsidiaries operate an additional 24 consumer finance offices in North Alabama. We had assets of approximately $3.2 billion, loans of approximately $2.39 billion, deposits of approximately $2.6 billion and stockholders’ equity of approximately $246.8 million at June 30, 2009.
     Our principal executive offices are located at 17 North 20th Street, Birmingham, Alabama 35203, and our telephone number is (205) 327-1400. Our common stock is listed on the NASDAQ Global Market under the symbol “SUPR”.
     On September 17, 2008, we entered into the Agreement with Superior Bank and Durden Enterprises, LLC, pursuant to which: (1) Superior Bank agreed to issue and sell up to $20,000,000 in aggregate principal amount of its 9.5% Subordinated Notes due September 15, 2018 (the “Subordinated Notes”); (2) Durden Enterprises, LLC agreed to purchase from Superior Bank the aggregate principal amount of $10,000,000 in Subordinated Notes; and (3) we agreed to issue to Durden Enterprises, LLC, in consideration of Durden Enterprises, LLC’s agreement to purchase the Subordinated Notes, a warrant to purchase 1,000,000 shares of our common stock, par value $.001, at a price per share equal to the greater of (i) $7.00 or (ii) the average closing price per share of our common stock on the NASDAQ Global Market for the ten trading days immediately preceding the closing of the Agreement. The average closing price per share of our common stock on the NASDAQ Global Market for the ten trading days immediately preceding the closing of the Agreement was $7.53; therefore, the warrant has an exercise price of $7.53. The warrant is exercisable at any time prior to 5:00 p.m., Birmingham, Alabama time, on September 15, 2013.
     We are registering the warrant sold to Durden Enterprises, LLC pursuant to the transaction described above and elsewhere in this prospectus, as well as the shares of our common stock to be issued upon the exercise of the warrant.
FORWARD-LOOKING STATEMENTS
     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Some of the disclosures in this prospectus and the documents incorporated by reference, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “will,” “would,” “hope,” “might,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “assume” or similar expressions constitute forward-looking statements.

     These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, return on equity, return on assets, efficiency ratio, asset quality, the adequacy of our allowance for loan losses and other financial data and capital and performance ratios.
     Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond our control). The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements: (1) the strength of the United States economy in general and the strength of the regional and local economies in which we conduct operations; (2) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (3) inflation, interest rate, market and monetary fluctuations; (4) our ability to successfully integrate the assets, liabilities, customers, systems and management we acquire or merge into our operations; (5) our timely development of new products and services in a changing environment, including the features, pricing and quality compared to the products and services of our competitors; (6) the willingness of users to substitute competitors’ products and services for our products and services; (7) the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; (8) our ability to resolve any legal proceeding on acceptable terms and its effect on our financial condition or results of operations; (9) technological changes; (10) changes in consumer spending and savings habits; (11) the effect of natural disasters, such as hurricanes, in our geographic markets; (12) regulatory, legal or judicial proceedings; (13) the continuing instability in the domestic and international capital markets; (14) the effects of new and proposed laws relating to financial institutions and credit transactions; and (15) the effects of policy initiatives that may be introduced by a new Presidential administration.
     If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this annual report. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.
     We do not intend to update our forward-looking information and statements, whether written or oral, to reflect change. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
RISK FACTORS
     An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth herein under “Forward Looking Statements” and in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
USE OF PROCEEDS
          The selling securityholders will make offers and sales of the securities pursuant to this prospectus and any applicable prospectus supplement. We will not receive any of the proceeds of offerings of the securities. The selling securityholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting or tax or any other expenses they incur in disposing of the shares of common stock. We will incur certain expenses in connection with the registration with the Securities and Exchange Commission (“SEC”) of the securities to be sold by the selling securityholders and preparation of any applicable prospectus supplement pursuant to the terms of our agreement with the selling securityholders, as described below.
          We will receive proceeds from the issuance of shares of our common stock upon the exercise of the warrant. We intend to use any proceeds from the cash exercise of the warrant for general corporate purposes. If the entire warrant is exercised, we would receive aggregate gross proceeds of approximately $7,530,000.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK
     The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.
Shares of Common Stock Subject to the Warrant
     The warrant is initially exercisable for 1,000,000 shares of our common stock. If we sell or transfer all or substantially all of our assets, or we are acquired by another entity by means of a merger, consolidation or other transaction or series of related transactions, resulting in an exchange of the outstanding shares of our common stock such that our stockholders prior to such transaction own, directly or indirectly, less the 50% of the voting power of the surviving entity, the warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, we shall notify securityholders of the warrant at least fifteen (15) days prior to the consummation of such event or transaction. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”
Exercise of the Warrant
     The initial exercise price applicable to the warrant is the greater of (i) $7.00 or (ii) the average closing price per share of our common stock on the NASDAQ Global Market for the ten trading days immediately preceding the closing of the Agreement. The average closing price per share of our common stock on the NASDAQ Global Market for the ten trading days immediately preceding the closing of the Agreement was $7.53; therefore, the warrant has an exercise price of $7.53.
     The warrant, which may be exercised in whole or in part, was immediately exercisable upon its issuance and will expire at 5:00 p.m., Birmingham, Alabama time, on September 15, 2013 by surrender of the warrant and a completed and executed Subscription Form attached as an annex to the warrant and delivery of a certified or cashier’s check in an amount equal to (i) the number of shares of common stock being purchased, multiplied by (ii) $7.53. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”
     Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. If the warrant is exercised for less than the full number of shares, the warrant will be surrendered and we shall issue a new warrant of the same tenor and for the purchase of the warrant shares not purchased upon such exercise to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the NASDAQ Global Market.
Rights as a Shareholder
     The securityholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.
Transferability
     The initial selling securityholder may not offer, sell or otherwise dispose of the warrant except under circumstances which will not result in a violation of the Securities Act. Upon exercise of the warrant, the securityholder shall confirm in writing that the shares of common stock so purchased are being acquired for investment and not with a view toward distribution or resale. The warrant, and all rights under the warrant may not be assigned, disposed of, encumbered, or otherwise transferred, except (i) to an Affiliate (as that term is defined in Rule 405 as promulgated under the Securities Act), or any officer of the securityholder, or (ii) to any underwriter in connection with an effective registration statement filed under the Securities Act used in connection with a public offering of our common stock.

Adjustments to the Warrant
     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.
     Anti-dilution Adjustment. We will not, by amendment of our restated certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the warrant, but will at all times assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the securityholders against dilution or other impairment.
     Adjustments for Dividends in Common Stock. If we declare any dividend on common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.
     Business Combinations. In the event of a merger, consolidation or similar transaction involving Superior and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised immediately prior to such merger, consolidation or similar transaction.
DESCRIPTION OF COMMON STOCK
     The following is a brief description of our common stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated certificate of incorporation, a copy of which has been filed with the SEC and which is also available upon request from us.
General
     We have 20,000,000 shares of authorized common stock, $.001 par value per share, of which 11,624,279 shares were outstanding as of September 3, 2009.
     Holders of our common stock are entitled to one vote for each share that they hold for the election of directors and on all matters to be submitted to a vote of the stockholders and have no pre-emptive rights. Shares of our common stock are not redeemable or convertible.
     Holders of our common stock are entitled to receive dividends and other distributions if, as and when declared by our board of directors out of any funds legally available for dividends. Upon our liquidation or dissolution, holders of our common stock are also entitled to receive pro rata our net assets, if any, remaining after payment of all our creditors and preferred liquidation payments to holders of our series A preferred stock and any other outstanding class or series of preferred stock.
     Our series A preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as currently, or as may be, fixed by our board of directors.
     Our common stock is listed on the NASDAQ Global Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Registrar and Transfer Company.
Restrictions on Ownership
     Federal law generally provides that no person or company, acting directly or indirectly or through or in concert with one or more other persons, may acquire “control” of a savings and loan holding company, such as Superior, without the prior approval of the OTS. Generally, a person or a company will be deemed to “control” a savings and loan holding company if it (i) acquires more than 25% of any class of the voting securities of the savings and loan holding company or (ii) controls the election of a majority of the directors of the savings and loan holding company. A person or company will be deemed to control, subject to rebuttal, a savings and loan holding company if it (i) acquires more than 10% of any class of voting stock of the savings and loan holding company or (ii) acquires more than 25% of any class of stock (voting or non-voting) of the savings and loan holding company and in each case is subject to any of the control factors established by the OTS. In addition, a person or company will be deemed to control, subject to rebuttal, a savings and loan holding company if it holds any combination of voting stock and proxies representing more than 25% of any class of voting stock of the savings and loan holding company that enables it to: (i) elect one-third or more of the savings and loan holding company’s board of directors; (ii) cause the savings and loan holding company’s stockholders to approve an acquisition or corporate reorganization; or (iii) exert a continuing influence on a material aspect of the business operations of the savings and loan holding company.
SELLING SECURITYHOLDERS
     On September 17, 2008, in a transaction exempt from the registration requirements of the Securities Act, we issued a warrant to Durden Enterprises, LLC, the initial selling securityholder, pursuant to which the holder of the warrant may purchase 1,000,000 shares of our common stock, on or prior to 5:00 p.m., Birmingham, Alabama time, September 15, 2013, at an exercise price per share equal to the greater of (i) $7.00 or (ii) the average closing price of our common stock on the NASDAQ Global Market for the ten trading days immediately preceding September 17, 2008. The warrant was issued pursuant to the terms of the Agreement.
          The number of shares of our common stock issuable upon exercise of the warrant may be adjusted if events specified in the warrant occur. Instead of issuing fractional shares upon exercise of the warrant, we will pay an amount in cash equal to the current market value of the fractional shares. The securities offered by this prospectus shall be adjusted to cover any additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends, reorganizations, consolidations, mergers, or similar transactions. Notwithstanding the foregoing, in the event of we cease operations or sell or transfer all or substantially all of our assets, or we are acquired by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of our outstanding shares such that our shareholders prior to such transaction own, directly or indirectly, less the 50% of the voting power of the surviving entity, the warrant shall, on the date of such event, no longer be exercisable and become null and void. Although we will receive the exercise price of the warrant, we will not receive any proceeds from the sale of the securities offered by the selling securityholders.
          Pursuant to the Agreement, we agreed to file with the SEC a registration statement covering the resale of all of the securities covered by this prospectus pursuant to Rule 415(a)(iii) of the Securities Act. Accordingly, we filed a registration statement on Form S-3, of which this prospectus forms a part, on September 4, 2009, with respect to the resale of these securities from time to time.
          We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities registered under this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of securities that will be held by the selling securityholders after completion of the offering. For the purposes of the table below we have assumed that after termination of this offering none of the securities covered by this prospectus will be held by the selling securityholders.
          The following table sets forth the name and address of the initial selling securityholder, the securities beneficially owned by the initial selling securityholder and the securities that may be disposed of by the initial selling securityholder or its transferees under this prospectus. The information is based on information provided by or on behalf of the initial selling securityholder to us and is as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.
          The applicable percentages of ownership are based on an aggregate of 11,624,279 shares of our common stock issued and outstanding on September 3, 2009.

	Shares Beneficially				Shares Beneficially
	Owned Prior to				Owned After
	Offering			Number of Shares	Offering
	Number (2)		Percent	Being Offered (2)	Number	Percent
Durden Enterprises, LLC 2605 Thomas Drive, Suite 150 Panama City Beach, Florida 32408	1,031,250	(1)	8.87%	1,000,000	31,250	.27%
Any pledgees, assignees, transferees and other successors in interest of the Selling Stockholders(3)	—		—	—	—	—

(1)	Consists of 31,250 shares owned by Durden Enterprises, LLC and 1,000,000 shares of common stock issuable upon exercise of the warrant. Does not include 84,019 shares owned by K. Earl Durden, the principal of Durden Enterprises, LLC. K. Earl Durden was a director of Superior Bancorp from 1998 to 2008.

(2)	Includes shares of common stock issuable pursuant to anti-dilution and related provisions of the warrant.

(3)	Assumes that any pledgees, assignees, transferees and other successors in interest do not beneficially own any of our common stock other than common stock issuable or issued upon exercise of the warrant.
     Information concerning the selling securityholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary. The names of any additional selling securityholders and information about their holdings and any offering of securities by them will be set forth in one or more supplements to this prospectus.
PLAN OF DISTRIBUTION
     The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:
•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Market;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.
     In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.
     The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.
     In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

     In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.
     In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Market pursuant to Rule 153 under the Securities Act.
     At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
LEGAL MATTERS
     The validity of the warrant and the common stock offered hereby will be passed upon for us by Haskell Slaughter Young & Rediker, LLC.
EXPERTS
     The consolidated financial statements of Superior Bancorp appearing in Superior’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Superior’s internal control over financial reporting as of December 31, 2008 have been audited by Grant Thorton, LLP independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.superiorbank.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
     Because our common stock is listed on the NASDAQ Global Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Market.
     The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

     We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:
•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Definitive Proxy Statement on Schedule 14A;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and June 30, 2009;

•	Current Reports on Form 8-K filed on February 2, 2009, April 27, 2009, April 28, 2009, May 7, 2009, July 21, 2009 and July 30, 2009; and

•	Registration Statement on Form 8-A (relating to our common stock) filed on November 5, 1998.
          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Superior Bancorp
17 North Twentieth Street
Birmingham, Alabama 35203
205-327-1400
Attn: William H. Caughran
          You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling securityholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or document incorporated by reference is accurate as of any other date other than the date on the front of the relevant document.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Superior (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$420

Legal fees and expenses	15,000

Accounting fees and expenses	10,000

Printing and miscellaneous expenses	5,000

Total expenses	$30,420

Item 15. Indemnification of Directors and Officers.
          Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a Delaware corporation in its certificate of incorporation to limit or eliminate, subject to certain statutory limitations, the personal liability of their directors in certain circumstances. Superior’s Restated Certificate of Incorporation (the “Certificate”) contains a provision eliminating or limiting director liability to Superior and its stockholders for monetary damages arising from acts or omissions in the director’s capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director’s fiduciary duty of loyalty to Superior or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of Superior protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of Superior or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.
          Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with its provisions. Section 9.2 of Superior’s Certificate provides for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of Superior who, by reason of the fact that he or she is a director, officer, employee, or agent of Superior, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.
          In addition, Superior has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and executive officers, which may cover liabilities under the Securities Act.

Item 16. Exhibits

EXHIBIT
NUMBER	DESCRIPTION

3.1	Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on April 27, 2009 and incorporated herein by reference).

3.2	By-laws of the Registrant (filed as Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed on November 20, 2007 and incorporated herein by reference).

4.1	Agreement to Purchase Subordinated Notes entered into September 17, 2008, among Superior Bancorp., Superior Bank and Durden Enterprises, LLC (incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q, dated November 7, 2008, filed with the SEC)

4.2	Warrant, dated as of September 17, 2008, issued by Superior Bancorp to Durden Enterprises, LLC (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q, dated November 7, 2008, filed with the SEC)

5.1	Opinion of Haskell Slaughter Young & Rediker, LLC.

23.1	Consent of Grant Thornton, LLP.

23.2	Consent of Carr, Riggs & Ingram LLC.

23.3	Consent of Haskell Slaughter Young & Rediker, LLC. (included in Exhibit 5.1)

24	Powers of Attorney (included in the signature pages to the Registration Statement).
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);
     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) The undersigned registrant hereby undertakes that:
     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 4, 2009.

SUPERIOR BANCORP
By:	/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     We, the undersigned officers and directors of Superior Bancorp hereby severally constitute and appoint C. Stanley Bailey and William H. Caughran and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Superior Bancorp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Stanley Bailey	Chairman and Chief
C. Stanley Bailey	Executive Officer	September 4, 2009

/s/ James A. White	Chief Financial Officer
James A. White	(Principal Financial Officer)	September 4, 2009

/s/ James C. Gossett	Chief Accounting Officer
James C. Gossett	(Principal Accounting Officer)	September 4, 2009

/s/ Roger D. Barker
Roger D. Barker	Director	September 4, 2009

/s/ Thomas E. Dobbs, Jr.
Thomas E. Dobbs, Jr.	Director	September 4, 2009

/s/ Rick D. Gardner	Chief Operating Officer
Rick D. Gardner	and Director	September 4, 2009

/s/ Thomas E. Jernigan, Jr.
Thomas E. Jernigan, Jr.	Director	September 4, 2009

/s/ James Mailon Kent, Jr.
James Mailon Kent, Jr.	Director	September 4, 2009

Signature	Title	Date

/s/ Mark A. Lee
Mark A. Lee	Director	September 4, 2009

/s/ Peter L. Lowe
Peter L. Lowe	Director	September 4, 2009

/s/ John C. Metz John C. Metz	Director	September 4, 2009

/s/ D. Dewey Mitchell D. Dewey Mitchell	Director	September 4, 2009

/s/ Robert R. Parrish, Jr. Robert R. Parrish, Jr.	Director	September 4, 2009

/s/ Charles W. Roberts, III Charles W. Roberts, III	Director	September 4, 2009

/s/ C. Marvin Scott C. Marvin Scott	President and Director	September 4, 2009

/s/ James C. White, Sr. James C. White, Sr.	Director	September 4, 2009

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.1	Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on April 27, 2009 and incorporated herein by reference).

3.2	By-laws of the Registrant (filed as Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed on November 20, 2007 and incorporated herein by reference).

4.1	Agreement to Purchase Subordinated Notes entered into September 17, 2008, among Superior Bancorp., Superior Bank and Durden Enterprises, LLC (incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q, dated November 7, 2008, filed with the SEC)

4.2	Warrant, dated as of September 17, 2008, issued by Superior Bancorp to Durden Enterprises, LLC (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q, dated November 7, 2008, filed with the SEC)

5.1	Opinion of Haskell Slaughter Young & Rediker, LLC.

23.1	Consent of Grant Thornton, LLP.

23.2	Consent of Carr, Riggs & Ingram, LLC.

23.3	Consent of Haskell Slaughter Young & Rediker, LLC. (included in Exhibit 5.1)

24	Powers of Attorney (included in the signature pages to the Registration Statement).